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                                                                    EXHIBIT 99.1




FOR IMMEDIATE RELEASE - SEPTEMBER 10, 2002

NS GROUP'S SUBSIDIARY, KOPPEL STEEL CORPORATION, CONTINUES TO NEGOTIATE A NEW COLLECTIVE BARGAINING AGREEMENT

(NEWPORT, KENTUCKY - SEPTEMBER 10, 2002) NS Group, Inc. announced today that the Company's subsidiary, Koppel Steel Corporation, and its employees represented by the United Steelworkers of America, have agreed to operate the seamless tubular products facilities located in Pennsylvania under the terms of their expired agreement pending the outcome of negotiations with respect to a new collective bargaining agreement. The contract expired August 31, 2002.

NS Group, Inc. is a leading producer of seamless and welded tubular products serving the energy industry. These products are used in the drilling, exploration and transmission of oil and natural gas. The Company's tubular products are marketed primarily in the United States and certain foreign markets. NS Group is traded on the NYSE under the symbol NSS. To learn more about NS Group log on to www.nsgrouponline.com.


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CONTACT:  LINDA A. PLEIMAN
          DIRECTOR OF INVESTOR RELATIONS AND CORPORATE COMMUNICATIONS NS GROUP, INC.
          (859) 292-6814
          www.nsgrouponline.com




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